Exhibit 10.58
                    DEVELOPMENT, SUPPLY AND LICENSE AGREEMENT
                         BETWEEN INTER-TEL AND QUALCOMM

This Development, Supply and License Agreement (the "Agreement") is entered into as of January 17, 1996 (the "Effective Date"), by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM'), with offices located at 6455 Lusk Boulevard, San Diego, California 92121-2779 and Inter-Tel Integrated Systems, Inc., an Arizona corporation ("Inter-Tel"), with offices located at 7300 West Boston Street, Chandler, Arizona 85226-3224, with regard to the following facts:

                                    RECITALS

 A. QUALCOMM is developing multiplexer equipment known as a Concentrated Subscriber Station, or the QCT 8000 series (the "CSS"), which will incorporate its proprietary Code Division Multiple Access (CDMA), which will incorporate its proprietary Code Division Multiple Access (CDMA) technology for use in wireless local loop communication systems.

B. Inter-Tel has represented that it has previously developed multiplexer equipment, including switch software programs and hardware, known as the AXXESS Key System (hereinafter referred to as the "Multiplexer"), and that it has the expertise to design, develop, manufacture and test, as applicable, the
Deliverables   (as   defined   below)   to  meet   QUALCOMM's   applicable   CSS
specifications.

C. QUALCOMM desires to purchase the Devices (or license in the case of Software and Multiplexer Designs) (as defined below), from Inter-Tel and Inter-Tel desires to sell the Devices (or license in the case of Software and Multiplexer Designs) to QUALCOMM, and to perform certain customized software modifications and design and engineering services for QUALCOMM in accordance with the terms and conditions of this Agreement.

D. QUALCOMM has relied, and is relying, upon Inter-Tel's stated expertise and experience in providing design and engineering services to develop and deliver the Deliverables.

NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1.       DEFINITIONS.

         Capitalized terms used in this Agreement shall have the meanings given to them below:

         "Basic Features" means the features that are included in the Pre-existing Software with a zero point programmable logic device as described in the AXXESS 3.0 Product Definition Notebook dated August 31, 1995, Feature Set section.

         "Configuration Device(s)" means the integrated circuit programmable logic devices which determine the configuration size and feature access to the Software.

         "Critical Error" means any Error, whether or not known to QUALCOMM or its customers, which has or may have a substantial adverse impact on the operations of QUALCOMM or its customers or on the use of the Software, Devices or Products.

         "Deliverables"   means  the   documentation,   materials  and  services
pertaining to the Software, Configuration Devices, Multiplexer Designs, Development Units, Qualification Units and Early Production Units which are more particularly described in the SOW and Specification.

         "Development  Units"  means the first five (5) Early  Production  Units
delivered  to  QUALCOMM  for  testing  and  to   demonstrate   the   performance
characteristics of the Early Production Units.

         "Design  and  Development  "("D&D")  means  the  design,   development,
qualification and delivery of the Development Units and Qualification Units and other Deliverables described in the SOW.

         "Devices" means the Configuration Devices and Early Production Units.

         "Early Production Units" means the early order production units of the Product (containing the Software), its variations, and subsequent configurations, or components thereof, as specified in QUALCOMM's purchase order therefor, all of which comply with the requirements of this Agreement, the Specifications and SOW. The term "Early Production Units" includes Qualification Units.

         "Error" means computer code in the Software or Configuration Devices which produces unintended results or actions, or which produces results or actions other than those described in the Specification or Software Acceptance Document. Error includes, without limitation, any Critical Error.

         "Escrow  Agreement"  means that certain Escrow  Agreement  entered into
between  Inter-Tel  and  QUALCOMM   concurrently  with  the  execution  of  this
Agreement.

         "Intellectual Property Rights" means any and all rights of Inter-Tel in and to patents, patent applications, copyrights, trade secrets and know-how, mask work rights and industrial design rights of any kind, recognized in any country of the world, whether or not currently perfected, owned as of the Effective Date or hereafter acquired during the term of this Agreement, whether by creation, transfer, license with right of sublicense or by any other means which relate to the Licensed Technology.

         "Licensed  Technology"  means  the  Software,   Configuration  Devices,
Multiplexer Designs and other materials to be delivered to QUALCOMM as Deliverables in accordance with the Specification and SOW.

         "Multiplexer Designs" means that documentation relating to the design of the Multiplexer that is written or in electronic form which Inter-Tel uses to manufacture (or have manufactured) the Qualification Units and Early Production Units. The Multiplexer Designs will include the following (if and to the extent they exist): design documents, detailed circuit schematics, circuit board layout files, electronic design files, mechanical design files, application and operational software, manufacturing assembly documents, component lists, test specifications, test set drawings, manufacturing assembly aids, test set instructions, test set software, embedded firmware, interface specifications, product specifications, OEM product specifications, installation and commissioning documents, system provisioning documents, product repair documents and customer documentation.

         "Pre-existing Software" means the Multiplexer switch software that Inter-Tel has developed as of the Effective Date as more particularly described in the AXXESS 3.0 Product Definition Notebook dated August 31, 1995. For purposes of this Agreement, Pre-existing Software shall include all Basic Features and all Updates to the Basic Features as provided herein.

         "Product(s)" means QUALCOMM's Concentrated Subscriber Station product, its variations and subsequent configurations, as more particularly described in the Specification.

         "Qualification Units" means the first four (4) prototype Early Production Units (other than Development Units) delivered to QUALCOMM to demonstrate compliance of such Early Production Units with the Specification and SOW.

         "Software" means the software program to be designed, developed, tested, furnished and licensed (in binary form) by Inter-Tel hereunder, consisting of the Pre-existing Software as modified by Inter-Tel to meet the requirements of the Specification and SOW.

         "Software Acceptance Document" means the document developed by the parties subsequent to the execution of this Agreement which shall contain the Software acceptance test procedures.

         "Specification" means: QUALCOMM's Specification for a Concentrated Subscriber Station (QUALCOMM Doc. No. 80-12467), dated September 25, 1995, a copy of which is attached hereto as Exhibit A.

         "Statement of Work" or "SOW" means QUALCOMM's SOW, QCT-8000 Series Multiplexer, dated September 21, 1995, a copy of which is attached hereto as Exhibit B.

         "Updates" means any enhancement, revision, improvement, addition, or modification of or to the Multiplexer Designs and/or the Basic Features of the Pre-existing Software, which enhancement, revision, improvement, addition, or modification is developed by or for Inter-Tel or to which Inter-Tel obtains sub-licensable rights (whether or not royalty bearing) at any time after the Effective Date.

         "Warranty Period" means for Early Production Units, Software and Configuration Devices twenty-four (24) months after the date of acceptance by QUALCOMM.

2.       DEVELOPMENT PHASE.

         2.1 D&D Schedule. Inter-Tel shall design, develop, qualify and deliver the Development Units and Qualification Units in strict accordance with the development schedule set forth in the SOW (the "Development Schedule").
Inter-Tel shall satisfactorily complete all tests required by the SOW and Specification prior to delivering the Qualification Units to QUALCOMM. Final inspection and acceptance of the Qualification Units shall be made by QUALCOMM in accordance with such acceptance criteria as mutually agreed upon by the parties in writing subsequent to the execution of this Agreement. QUALCOMM shall either accept or reject the Qualification Units within the later of (a) one-hundred twenty (120) days after completion of the Development Schedule or
(b) one-hundred twenty (120) days after receiving the last of the Qualification Units. If QUALCOMM does not notify Inter-Tel that QUALCOMM rejects any Qualification Units, Inter-Tel will assume acceptance of such Qualification Units. At QUALCOMM's option, QUALCOMM may return non-conforming Qualification Units to Inter-Tel, freight collect. If QUALCOMM elects to return such non-conforming Qualification Units, Inter-Tel shall issue a return material authorization number (RMA) for all non-conforming Qualification Units, and such non-conforming Qualification Units shall be the property of Inter-Tel.

         2.2 Design and Development Payment. In consideration for its satisfactory performance of the design, development, qualification, and delivery effort, QUALCOMM shall pay Inter-Tel the sum of two hundred eighty-five thousand dollars ($285,000) (the "D&D Payment"). The D&D Payment shall be due and payable as follows:

Installment                                 Milestone
-----------                                 ---------

33% of the D&D Payment             Delivery of Development Units and
                                   prototype Software (in PROM form)

33% of the D&D Payment             QUALCOMM's acceptance of all
                                   four Qualification Units

34% of the D&D Payment             Satisfactory completion of the Production
                                   Readiness Review and QUALCOMM's acceptance
                                   of the Software in accordance with Section
                                   2.4

         2.3 Deliverables. Inter-Tel shall deliver to QUALCOMM the Deliverables strictly in accordance with the Development Schedule. In addition, Inter-Tel shall perform acceptance tests on each delivered unit of Devices in accordance with the acceptance test procedures set forth in the Specification. Inter-Tel shall not ship to QUALCOMM any Devices which have failed to satisfy the applicable acceptance test.

         2.4 Acceptance of Software. The Software will be tested by QUALCOMM and Inter-Tel in accordance with the requirements established under the Software Acceptance Document. The parties intend to negotiate and finalize the Software Acceptance Document within one hundred eighty (180) days after the Effective
Date. The Software Acceptance Document will be subject to the terms of this Agreement and will reference this Agreement. QUALCOMM may reject the Software by delivering written notice to Inter-Tel within one year after the Effective Date of this Agreement if in QUALCOMM's sole and reasonable discretion the Software fails to satisfy the specifications and parameters set forth in the Software Acceptance Document or Specification. Failure of QUALCOMM to notify Inter-Tel within said period shall be deemed as acceptance. Any rejection by QUALCOMM of the Software for acceptance purposes shall be in writing and provide a detailed description of the failure of the Software to conform to the applicable requirements set forth in the Software Acceptance Document or Specification. QUALCOMM shall cooperate with Inter-Tel's reasonable requests in carrying out remedial measures and Inter-Tel shall not be responsible for delays caused by QUALCOMM. Immediately following its receipt of such rejection notice, Inter-Tel shall commence work to correct the failures specified in such notice and shall use its best efforts, at its own expense, to correct such failures within ten
(10) days of its receipt of such rejection notice so that the Software meets the requirements of the Software Acceptance Document and Specification. When it believes it has made the necessary corrections, Inter-Tel will again deliver the Software to QUALCOMM and the acceptance/rejection/correction provisions above shall be reapplied until the Software is accepted; provided, however, that upon the third or any subsequent rejection, or if the corrections are not made within thirty (30) days of the initial rejection, QUALCOMM may terminate this Agreement by delivering written notice to Inter-Tel. Upon QUALCOMM's return of the Software previously delivered hereunder, Inter-Tel shall immediately refund to QUALCOMM all amounts paid by QUALCOMM hereunder.

3.       GRANT OF RIGHTS.

         3.1 License Grant. Inter-Tel hereby grants to QUALCOMM a perpetual, non-exclusive (except as set forth in Section 3.2), worldwide right and license under the Intellectual Property Rights to (i) use, copy or otherwise exploit the Software, (ii) use or otherwise exploit the Configuration Devices, and (iii) use, copy, modify, have modified, or otherwise exploit the Multiplexer Designs, to design, develop, make, have made, use, market, maintain, support, distribute, sell, lease or otherwise dispose of Products.

         3.2. Exclusivity. Inter-Tel agrees that for a period of ten (10) years after the Effective Date, Inter-Tel will not itself make, use or sell, and it will not license or grant any rights to any third party to make, use or sell, any product incorporating the Software, without the prior written consent of QUALCOMM. The limitations of this Section 3.2 shall not apply to the Pre-existing Software or future versions of any Inter-Tel software which do not contain the Software in whole or in material part.

         3.3. Updates. As soon as an Update is made available by Inter-Tel for commercial application, Inter-Tel shall immediately so notify QUALCOMM in writing. Inter-Tel shall grant QUALCOMM a royalty-free license (subject to Section 3.4) to use the Update to design, develop, make, have made, use, market, maintain, support, distribute, sell, lease or otherwise dispose of Products in accordance with the license granted to QUALCOMM under Section 3.1. Inter-Tel shall promptly deliver to QUALCOMM such materials as are necessary to enable QUALCOMM to incorporate the Update in the Products. In the event that the Update materials cannot be made readily available to QUALCOMM in a format that enables QUALCOMM to incorporate the Update in the Products, Inter-Tel will promptly notify QUALCOMM and the parties shall mutually agree upon a revised delivery schedule.

         3.4 Updates Licensed from Third Parties. If Inter-Tel acquires by license from any third party the right to sublicense any Updates furnished by such third party, then Inter-Tel shall immediately so notify QUALCOMM and offer to grant to QUALCOMM all rights and licenses in the Updates as though such Updates were included within the original Licensed Technology. If such Updates are sublicensable by Inter-Tel only on condition that it pay a royalty to its third party licenser (whether in the form of an up-front fee or otherwise), then the notice shall fully and accurately disclose the terms of such royalty obligation. If QUALCOMM accepts such offer (which it may only do by signed writing), it will pay to Inter-Tel the same royalties and charges as those designated in Inter-Tel's notice to the extent that they actually accrue against Inter-Tel in respect of the sublicense.

4.       PRODUCTION.

         4.1 Orders. At any time after QUALCOMM's acceptance of the Qualification Units delivered in accordance with Section 2 above, QUALCOMM may issue to Inter-Tel purchase orders for Early Production Units. The terms and conditions stated in such purchase order and in any confirmation and acknowledgment thereof shall be of no force and effect other than to specify the quantities and types of Early Production Units to be delivered and the requested or anticipated delivery dates. Each such purchase order shall be subject to the terms of this Agreement and will reference this Agreement.

         4.2 Prices. Inter-Tel shall sell to QUALCOMM each Early Production Unit for which QUALCOMM places a purchase order at the prices set forth in Exhibit C attached hereto.

         4.3 Most Favored Customer. Inter-Tel agrees that the prices established under this Agreement for the Early Production Units shall not exceed those offered or imposed with respect to similar products provided to other customers of Inter-Tel. If, at any time during the term of this Agreement, Inter-Tel offers or accepts lower prices for similar products involving other customers, Inter-Tel shall so notify QUALCOMM and promptly rebate to QUALCOMM the differences between the amount of the payments theretofore made by QUALCOMM for the Early Production Units and the amount that would have been payable if such lower prices had been in effect.

         4.4 EPU Lead Time. Inter-Tel shall maintain the capability of producing and delivering, and if requested by QUALCOMM, shall deliver to QUALCOMM, the Early Production Units within ninety (90) days after receipt of QUALCOMM's purchase order therefore (the "EPU Lead Time"). Subject to the applicable EPU Lead Time, Inter-Tel shall deliver the Early Production Units on or before the applicable "Due Date" indicated in each purchase order; provided, however, that QUALCOMM, in its sole discretion, may refuse to accept Early Production Units delivered more than two weeks prior to such Due Date, without QUALCOMM's prior approval. QUALCOMM agrees to provide a monthly update of a rolling twelve (12) month forecast of requirements as production requirements develop. QUALCOMM shall have the right to amend such forecast from time to time during the term hereof; provided that no such amendment shall alter or revise the quantities forecasted for the initial four (4) week period of a previously delivered forecast. Inter-Tel shall use its best efforts to deliver Early Production Units sooner than the EPU Lead Time if so requested by QUALCOMM.

5.       SUPPLY OF CONFIGURATION DEVICES.

         5.1 Orders. At any time after QUALCOMM's acceptance of the Qualification Units and Software in accordance with Section 2 above, QUALCOMM may issue to Inter-Tel purchase orders for Configuration Devices. The terms and conditions stated in such purchase order and in any confirmation and acknowledgment thereof shall be of no force and effect other than to specify the quantities to be delivered and the requested or anticipated delivery dates. Each purchase order shall be subject to the terms of this Agreement and will reference this Agreement.

         5.2 Royalty. Inter-Tel shall deliver to QUALCOMM Configuration Devices for which QUALCOMM places a purchase order. With respect to Configuration Devices purchased by QUALCOMM from Inter-Tel, QUALCOMM shall pay to Inter-Tel a royalty in accordance with the applicable royalty fee set forth in Exhibit D attached hereto. Except for the royalties and D&D Payment expressly provided for in Sections 3.4 and 5.2 and Section 2.2, respectively, QUALCOMM shall have no liability for any royalties, fees or other compensation of any kind in respect of Inter-Tel's grant to QUALCOMM, or the exercise by QUALCOMM, of the rights and licenses arising under this Agreement. Notwithstanding anything to the contrary contained herein, no royalties shall accrue or otherwise be due and owing from QUALCOMM to Inter-Tel on any Configuration Devices that QUALCOMM purchases from Inter-Tel for the purpose of internal testing. However, any Configuration Devices that QUALCOMM purchases from Inter-Tel for the purpose of internal testing which are subsequently resold by QUALCOMM shall be subject to royalties hereunder in accordance with the applicable royalty fee set forth in Exhibit D attached hereto.

         5.3 CD Lead Time. Inter-Tel shall maintain the capability of producing and delivering, and if requested by QUALCOMM, shall deliver to QUALCOMM, the Configuration Devices within thirty (30) days after receipt of QUALCOMM's purchase order therefore (the "CD Lead Time"). Inter-Tel shall use commercially reasonable efforts to deliver Configuration Devices sooner than the CD Lead Time if so requested by QUALCOMM;.

6.       DELIVERY, ACCEPTANCE AND PAYMENT.

         6.1 Deliveries; Title and Risk of Loss. Unless otherwise mutually agreed, all deliveries of Devices, Qualification Units and Development Units (collectively, the "Deliverable Items") shall be made FOB Inter-Tel's Chandler, Arizona facility. Title and risk of loss or damage to the Deliverable Items shall pass to QUALCOMM upon delivery to QUALCOMM's designated carrier, subject to QUALCOMM's right to reject non-conforming units. Notwithstanding the foregoing, risk of loss of any Deliverable Items shall remain with Inter-Tel unless and until QUALCOMM finally accepts such units or deliveries or unless such non-conformance is due to damage occurring after the Deliverable Items have been delivered to QUALCOMM's designated carrier.

         6.2 Inspection and Acceptance of Configuration Devices and Early Production Units. Inter-Tel shall satisfactorily complete all tests required by the Specification and SOW prior to delivering the Devices to QUALCOMM. Final inspection and acceptance of the Devices delivered shall be made by QUALCOMM unless otherwise specified in writing signed by both parties. QUALCOMM shall either accept or reject the Devices within the later of (a) thirty (30) days after the Due Date specified in the purchase order or (b) thirty (30) days after receiving such Devices. If QUALCOMM does not notify Inter-Tel that QUALCOMM rejects any of the Devices, Inter-Tel will assume acceptance of such Devices. At QUALCOMM's option, QUALCOMM may return non-conforming Devices to Inter-Tel, freight collect, or QUALCOMM with agreement from Inter-Tel may modify or adapt non-conforming Devices or deliverables to render them acceptable. If QUALCOMM elects to return such non-conforming Devices, Inter-Tel shall issue a return material authorization (RMA) number for all non-conforming Devices within one workday after QUALCOMM's request, and such non-conforming Devices shall be the property of Inter-Tel. If QUALCOMM modifies or adapts non-conforming Early Production Units, QUALCOMM may offset all costs incurred in performing any such modifications and adaptations against any and all amounts otherwise due to Inter-Tel or, at QUALCOMM's option, may bill Inter-Tel directly for such costs. Neither QUALCOMM's modifications or adaptations in accordance with the provisions of this Section 6.2 nor QUALCOMM's inspection and acceptance of Devices shall in any way affect the warranty on such Devices.

         6.3 Payment  Terms.  Inter-Tel may submit  invoices to QUALCOMM for the
(i) applicable percentage of the D&D Payment upon satisfactory completion of the D&D milestone in accordance with Section 2.2, (ii) applicable royalties upon the shipment of the Configuration Devices, and (iii) purchase price for Early Production Units upon shipment of such Early Production Units. Each such invoice shall specify the quantity, fees and type of deliveries, the date of shipment and such other information as may be reasonably requested by QUALCOMM from time to time. QUALCOMM shall pay Inter-Tel within thirty (30) days after the invoice date or within thirty (30) days after QUALCOMM's acceptance of the shipment, whichever is later. QUALCOMM shall have no obligation to pay for any Devices or Deliverables that are rejected or as to which acceptance is revoked.

         6.4 Taxes. The fees specified herein do not include applicable sales, use, excise, or similar taxes, duties, or other charges. To the extent such taxes or other charges are required by law to be collected by Inter-Tel, such taxes shall be separately itemized on the invoices to which they apply.

7.  WARRANTIES.

         7.1      Inter-Tel warrants and represents that:

                  7.1.1 It has the corporate power and authority to execute and deliver this Agreement, grant the rights and licenses set forth herein and perform its obligations hereunder.

                  7.1.2 During the Warranty Period the (i) Software and Configuration Devices delivered under this Agreement shall conform in all
respects  to  the  performance  capabilities,   specifications,   functions  and
requirements set forth in the Specification, and the Software Acceptance Document, and shall conform to Inter-Tel's specifications therefor to the extent such specifications are not inconsistent with the Specification or Software Acceptance Document; (ii) the Early Production Units delivered under this Agreement shall conform in all respects to the performance capabilities, specifications, functions and requirements set forth in the Specification and shall conform to Inter-Tel's specifications therefor to the extent such specifications are not inconsistent with the Specification; (iii) the media on which the Configuration Devices are provided to QUALCOMM and the Early Production Units shall be free from defects in materials and workmanship; (iv) all Early Production Products shall contain all new materials, and (v) the Software and Configuration Devices shall be free from errors that materially impair the operation of the Early Production Products or Products, as the case may be; provided that it is understood that minor Software errors may develop. In such case, Inter-Tel shall correct such Software errors in accordance with the provisions of Section 7.2. However, in the case of any defect caused or concealed by fraud or gross negligence, the Warranty Period solely with respect to the specific defect shall be extended until the expiration of twenty-four
(24) months after QUALCOMM's actual discovery of such defect.

                  7.1.3 The Licensed Technology is a wholly original work, solely originated and created by Inter-Tel, and if any persons other than Inter-Tel personally participated in the preparation or development of the Licensed Technology, such persons did so only for hire as employees of Inter-Tel and within the scope of employment thereby, and never had and do not have any rights or interests in the Licensed Technology. Inter-Tel is the sole lawful owner of the Licensed Technology and all rights therein.

                  7.1.4 The Multiplexer Designs are accurate and complete models or other characterization of the Qualification Devices and Early Production Products inspected and accepted in accordance by QUALCOMM in accordance with the terms and conditions of this Agreement and conform in all respects with the specifications and requirements of the Specification.

                  7.1.5 Inter-Tel has not made and will not hereafter enter into any agreement with third persons or take any action which shall restrict its legal right to grant to QUALCOMM the rights and licenses contemplated under this Agreement or to perform its obligations under this Agreement.

                  7.1.6 Title to all the Early Production Units (excluding the Software) shipped to QUALCOMM or QUALCOMM's customers shall pass, upon payment in full, to QUALCOMM free and clear of any liens, charges, encumbrances, restrictions or security interests created in, by or against the Early Production Units or against Inter-Tel.

                  7.1.7 THE ABOVE WARRANTIES ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES INCLUDING IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.2 Correction of Software Errors. During the Warranty Period, Inter-Tel shall provide the following support services at no charge to QUALCOMM. Thereafter, Inter-Tel shall provide the following support services at a price to be mutually agreed upon. Such price shall, in no event, exceed Inter-Tel's standard price for the provision of support services.

                  7.2.1 Classification of Software Errors. Inter-Tel shall correct any Error which becomes known to it, in accordance with the severity of the Error involved and its actual or potential impact upon QUALCOMM's operations or business. QUALCOMM shall inform Inter-Tel of these facts in a written trouble report. Following receipt of any trouble report, Inter-Tel shall immediately undertake all necessary and appropriate action to satisfactorily resolve the reported problem. QUALCOMM reserves the right to reclassify in its reasonable discretion any Error as a Critical Error, or vice versa, at any time. The fact that an Error is not classified as a Critical Error, however, shall in no way prejudice QUALCOMM's rights or remedies under this Agreement.

                  7.2.2. Response. Inter-Tel shall respond to every QUALCOMM trouble report, as follows, commencing upon receipt of QUALCOMM's trouble report:

                           (a) Error Reporting.  Within Inter-Tel's first normal
working hour, Inter-Tel shall initiate telephone consultation with QUALCOMM.

                           (b)  Non-Critical   Errors.  For  Errors  other  than
Critical Errors, Inter-Tel shall use its best efforts to promptly correct them through the development and provision of corrective code for the Software. Inter-Tel shall replace any "work-around," "patches,." or other temporary correction provided to QUALCOMM in response to an Error with a permanent correction in accordance with a delivery schedule mutually agreed upon by the parties.

                           (c) Critical Errors.  For Critical Errors,  Inter-Tel
shall respond in the same manner as that described in the preceding paragraph, but shall deliver suitable corrective code for the Software in PROM format or Configuration Devices as needed to restore lost functionality and performance within five (5) calendar days of receipt of QUALCOMM's trouble report. Whenever reasonably possible, QUALCOMM shall return the defective PROMs and/or Configuration Devices to Inter-Tel. Inter-Tel shall promptly reimburse QUALCOMM for one-half (1/2) of the costs incurred by QUALCOMM in removing any defective PROMs or Configuration Devices from Products and reinstalling any replacement PROMs or Configuration Devices. Upon Inter-Tel's reasonable request, QUALCOMM shall provide written documentation to evidence such costs.

                           (d)   Extraordinary   Circumstances.   If   Inter-Tel
encounters unforeseen circumstances which delay or make it impossible for Inter-Tel to perform the obligations in accordance with the schedule set forth above, Inter-Tel shall, at its sole expense, provide appropriate work-arounds, interim support, on-site personnel, or other remedial measures commensurate with the severity and impact of the Error. QUALCOMM shall cooperate with Inter-Tel's reasonable requests in carrying out such remedial measures and Inter-Tel shall not be responsible for delays caused by QUALCOMM. Failure by Inter-Tel to restore lost functionality and performance within the applicable period set forth above, or any longer period prescribed by the authorized QUALCOMM representative, is a failure to perform under this clause, and constitutes a trigger event (as defined under the Escrow Agreement).

         7.3 Failure of Early Production Units. If, at any time during the Warranty Period, an Early Production Unit malfunctions or becomes defective or is determined to be unreasonably dangerous, Inter-Tel shall, at Inter-Tel's sole expense: (a) promptly diagnose the source of the failures of the Early Production Unit, (b) correct any and all defects or non-conformities in the design, manufacture and/or testing of the Early Production Unit which are the source of such failures and (c) replace all failed Early Production Units with fully conforming Early Production Units within five (5) calendar days. QUALCOMM will promptly notify Inter-Tel when it has identified such failures and will provide reasonable assistance to Inter-Tel in identifying the source of such failures.

         7.4 Shipping Defective Devices. All costs of shipping defective PROMs and Devices back to Inter-Tel and the return from Inter-Tel to QUALCOMM, or its designated location, shall be at the sole expense of Inter-Tel. Within 24 hours of any request by QUALCOMM, Inter-Tel will provide a Return Material Authorization (RMA) for all defective such items specified by QUALCOMM. The RMA will permit QUALCOMM to return defective items to Inter-Tel without delay.

         7.5 Survival. The obligations of Inter-Tel under this Section 7 shall survive expiration or other termination of this Agreement as to the subject of any claims or notices sent by QUALCOMM hereunder prior to such termination or expiration. No receipt, acceptance or use of the Licensed Technology or Early Production Units by QUALCOMM shall constitute a waiver of or otherwise prejudice QUALCOMM's rights under this warranty.

8.       INDEMNIFICATION FOR INFRINGEMENT.

         8.1 Inter-Tel. In addition to the warranties set forth in Section 7 above, Inter-Tel warrants that all Licensed Technology, Early Production Units and work performed are free of infringement of any patent, copyright, trade secret or other intellectual property right of any third party, except in so far as such claims are based on Inter-Tel's literal compliance with QUALCOMM's written Specification for such Deliverables. Inter-Tel shall indemnify, defend and hold QUALCOMM and its customers harmless from and against any losses, damages, liabilities, expenses and costs (including reasonable attorneys' fees), arising out of or resulting from any claim alleging that any Licensed Technology, Early Production Units or other Deliverables infringe any patent, copyright, trade secret, or other proprietary right of any third party ("IPR"), so long as QUALCOMM notifies Inter-Tel of such claim and permits Inter-Tel to defend or settle such claim in accordance with this Section 8.1. In the event that any Licensed Technology, Early Production Units or Deliverables delivered or performed by Inter-Tel hereunder is determined to infringe any IPR, Inter-Tel shall, at Inter-Tel's sole expense, in addition to its other obligations under this Section 8.1 and at QUALCOMM's option, either: (i) obtain from such third party the right for QUALCOMM and QUALCOMM's customers to continue using the infringing Licensed Technology, Early Production Units and/or Deliverables, or
(ii) modify or replace the infringing Licensed Technology, Early Production Units and/or Deliverables so as to render them non-infringing, while maintaining fit, form and function acceptable to QUALCOMM.

         8.2 QUALCOMM. QUALCOMM shall indemnify, defend and hold Inter-Tel harmless from and against any losses, damages, liabilities, expenses and costs (including reasonable attorneys' fees), arising out of or resulting from any claim alleging that the work performed by Inter-Tel on behalf of QUALCOMM infringe third party IPR, so long as (i) Inter-Tel notifies QUALCOMM promptly in writing of such claim and permits QUALCOMM sole control over the defense and settlement of such claim, and (ii) such work is in literal compliance with QUALCOMM's written Specification.

9.       QUALCOMM PROPERTY.

All property and documentation (including without limitation the Specification) used by Inter-Tel in connection with its performance under this Agreement which is owned, furnished, or consigned by QUALCOMM ("Property") shall be and remain the property of QUALCOMM. Unless already so marked by QUALCOMM, Inter-Tel shall identify and conspicuously mark all Property as belong to QUALCOMM and, upon request, shall furnish QUALCOMM a list of all Property being held by Inter-Tel. all Property shall be used only for Inter-Tel's performance under this Agreement and held at Inter-Tel's risk. Inter-Tel shall return such Property to QUALCOMM upon QUALCOMM's demand at Inter-Tel's sole expense.

10.      NON-EXCLUSIVE.

Except as set forth in Section 3.2, nothing in this Agreement shall be construed to create an exclusive relationship between the parties hereto or to prevent any of the parties from entering into any discussion, negotiations or relationship with any other party.

11.      TRAINING AND SUPPORT.

Inter-Tel shall provide training, documentation and technical support to QUALCOMM and its customers pursuant to the terms and conditions set forth in the SOW.

12.      CONFIDENTIALITY; PUBLICITY.

Except as required for its performance under this Agreement, Inter-Tel shall not disclose to any person (including but not limited to any company affiliated with Inter-Tel and any consultant or independent contractor of Inter-Tel), reproduce, or use any information furnished by QUALCOMM under this Agreement (whether or not marked as confidential or proprietary), except as required for performance under this Agreement, and, at QUALCOMM's request, Inter-Tel shall return all such information to QUALCOMM. Further, Inter-Tel shall not issue any news release, advertisement, publicity, or promotional material regarding this Agreement or Inter-Tel's relationship with QUALCOMM without QUALCOMM's prior written consent. The provisions of this Section 12 shall survive any expiration or termination of this Agreement.

13.      CHANGES.

QUALCOMM may at any time instruct Inter-Tel to make changes within the general scope of this Agreement in any of the following: (i) the Specification; (ii) Inter-Tel's method of shipment or packing; (iii) the quantities of Devices to be delivered hereunder; (iv) the place of delivery; and/or (v) the delivery schedule. If any such change causes an increase or decrease in the cost of, or time required for, performance under this Agreement, Inter-Tel shall have thirty
(30) days to request adjustments in the fees and/or delivery schedule for Devices or other materials directly affected by QUALCOMM's changes. To the extent that QUALCOMM and Inter-Tel mutually agree to such adjustments, this Agreement shall be amended accordingly in a writing signed by both parties. Any request by Inter-Tel for adjustments under this Section 13 shall be deemed waived if not asserted within such 30-day period, and if QUALCOMM and Inter-Tel fail to agree to an adjustment, then QUALCOMM and Inter-Tel will decide whether to (1) proceed in accordance with the Agreement as then in effect, or (2) terminate this Agreement in accordance with Section 14 below.

14.  TERM AND TERMINATION.

         14.1 Term. This Agreement shall commence on the Effective Date and, unless otherwise terminated or canceled as provided herein, shall continue in full force and effect thereafter. No license granted with respect to any Product manufactured prior to any termination of this Agreement shall be diminished or abridged by any termination of this Agreement.

         14.2 Termination for Convenience. QUALCOMM may terminate this Agreement, with or without cause, at any time, effective upon delivery of written notice thereof (the "Termination Notice") to Inter-Tel. Upon any such termination, or termination in accordance with Sections 13 or 15 hereof, QUALCOMM's sole and exclusive liability to Inter-Tel shall be to pay to Inter Tel (i) those installments of the D&D Payment which have become due and payable in accordance with Section 2.2 of this Agreement, to the extent not previously paid, (ii) if a D&D Payment is not yet due and payable, a percentage amount (not to exceed 100%) of the applicable D&D Payment based on the value of items received by QUALCOMM shall be negotiated by the parties in good faith and mutually agreed upon, and (iii) the fees specified in this Agreement for any Devices which have been delivered and accepted by QUALCOMM, to the extent not previously paid.

         14.3 Termination for Default. QUALCOMM may terminate this Agreement upon written notice to Inter-Tel, if Inter-Tel: (i) fails to make adequate progress to develop the Software, Development Devices and/or Qualification Devices in accordance with the schedule set forth in the SOW, (ii) fails to deliver the Multiplexer Designs within a reasonable time, not to exceed thirty
(30) days, after the Effective Date, (iii) fails to deliver any Devices ordered by QUALCOMM within ten (10) days after the scheduled delivery date, (iv) files or has filed against it any proceeding in bankruptcy or insolvency, (v) makes a general assignment for the benefit of creditors, or (vi) otherwise fails to comply in any material respect with the terms and conditions of this Agreement within thirty (30) days after the date of QUALCOMM's written notice of such non-compliance. Inter-Tel may terminate this Agreement upon written notice to QUALCOMM if QUALCOMM fails to comply with any material obligation under this Agreement and such failure is not cured within thirty (30) days after Inter-Tel's written notice of such non-compliance.

         14.4 Rights Upon Termination. Any and all work related to this Agreement shall cease immediately upon any expiration or termination of this Agreement in accordance with Section 14.1, 14.2, or 14.3 above. Upon any such expiration or termination of this Agreement, Inter-Tel shall immediately deliver to QUALCOMM the Specification, all materials containing information furnished or disclosed by QUALCOMM hereunder, and all Deliverables in whatever their current state of production. In addition, in the event of any termination pursuant to
Section 14.3 by reason of Inter-Tel's default, all rights and licenses granted to QUALCOMM pursuant to Section 3 shall continue in full force and effect; except that QUALCOMM shall also have the right to independently produce and copy Configuration Devices in conjunction with the use of the Software. Any termination pursuant to Section 14.3 by reason of Inter-Tel's default shall constitute a trigger event under the Escrow Agreement.

15.      FORCE MAJEURE.

Any delay and/or failure in performance shall not be deemed a breach hereof when such failure or delay is caused by or due to causes beyond the reasonable control of the party charged with such performance hereunder, including but not limited to: fire, flood, accidents, explosions, acts of God and acts of local, state and/or federal governments or acts of war or acts of others. Should a delay occur, the party claiming force majeure shall notify the other party, in writing, specifying the nature and anticipated duration of the delay. The date on which a party's obligations hereunder are due to be fulfilled shall be extended for a period equal to the time lost as a result of any such delay. Notwithstanding the foregoing, in the event any delay extends for a period of more than sixty (60) days, or such longer period as the parties may mutually agree upon, the party against whom force majeure has been asserted as an excuse for non-performance shall have the right to terminate this Agreement by notice to the other party.

16.      ESCROW.

The parties intend to finalize and execute the Escrow Agreement (substantially in the form of Exhibit __ attached hereto) within sixty (60) days following the effective Date, pursuant to which Inter-Tel shall deliver into an escrow account (at an institution located in San Diego, California or such other institution as mutually agreed upon) all applicable object code and source code documentation for the Software and Configuration Devices and all other technical information required for the manufacture and delivery of the Configuration Devices and for the use and maintenance of the Software. QUALCOMM shall be entitled to access such materials in accordance with the Escrow Agreement.

17.      GENERAL PROVISIONS.

         17.1 Assignment. Inter-Tel shall not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of QUALCOMM, and any assignment in violation of this provision shall be null and void, unless such assignment is as a result of the sale of all or substantially all of the assets of Inter-Tel. Notwithstanding the foregoing, Inter-Tel may assign claims for monies due or to become due under this Agreement without QUALCOMM's consent provided that Inter-Tel promptly furnishes QUALCOMM with two signed copies of all documentation evidencing such assignment and further provided that payment to any assignee shall be subject to setoff or recoupment of any present or future claim(s) that QUALCOMM may have against Inter-Tel. Regardless of any such assignment, QUALCOMM shall continue to deal directly with Inter-Tel with respect to all matters other than payment of monies due under the Agreement.

         17.2 Governing Law. This Agreement shall be governed by the laws of the State of California. All disputes arising in connection therewith shall be heard only by a court of competent jurisdiction in San Diego County, California, and the prevailing party in any legal proceeding shall be entitled to recover its reasonable attorneys' fees incurred in connection therewith.

         17.3 Disclaimer of Consequentials. Neither party shall be liable to the other party or to any other company or entity for any incidental or consequential loss or damage arising out of this Agreement or any obligation resulting herefrom or the use of any intellectual property received hereunder, whether in an action for or arising out of breach of contract, tort, or any other cause of action.

         17.4 Entire Agreement. This Agreement, together with all documents expressly referenced herein, which are incorporated herein by this reference, shall constitute the entire agreement between QUALCOMM and Inter-Tel with respect to the subject matter set forth herein and shall supersede all prior agreements, understandings and representations between Inter-Tel and QUALCOMM with respect thereto. Any additional or different terms stated by Inter-Tel in any proposal, quotation, confirmation, acknowledgment, invoice, or otherwise shall be of no force and effect, and no course of dealing, usage of trade, or course of performance shall be relevant to explain or supplement any term expressed in this Agreement.

         17.5 Modification: Non-Waiver, Severability; Cumulative Remedies. No addition or modification of this Agreement shall be effective unless made in writing and signed by the respective representatives of Inter-Tel and QUALCOMM. Any delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, such provision shall be enforced to the fullest permissible extent and the remaining provisions shall remain in full force and effect. The rights and remedies provided to each party herein are cumulative and in addition to any other rights and remedies available to such party in law or in equity.

         17.6 Notices and Correspondence. Inter-Tel shall place QUALCOMM's applicable P. O. number and Project number on all notices, correspondence, invoices, packing slips and packages pertaining thereto. All written correspondence from supplier to QUALCOMM other than invoices shall be sent to:
6455 Lusk Boulevard, San Diego, CA 92121-2779, Attention: Director, CDMA Subscriber Programs and Product Development. All invoices shall be sent to the attention of the Accounts Payable Department at the same address. All written correspondence from QUALCOMM to Inter-Tel shall be sent to 7300 West Boston Street, Chandler, Arizona 85226-3224, Attention: Thomas Parise or Mike Sargent.

         17.7 No Agency. The relationship between QUALCOMM and Inter-Tel is that of independent contractors. This Agreement does not constitute, and shall not be deemed to constitute, a joint venture or partnership between the parties hereto, and neither party shall be deemed to be an agent of the other, or have authority to bind, obligate or contract for the other.

         17.8 Survivability. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the Effective Date.

INTER-TEL Integrated Systems, Inc.          QUALCOMM Incorporated


BY: /s/ Thomas C. Parise             By: /s/ Paul Jacobs
    --------------------                -----------------
Name:Thomas C. Parise                Name: Paul Jacobs
     -------------------                   --------------
Title: President                     Title: Vice President and General Manager
       -----------------                   -----------------------------------